Exhibit 99.1

NEWS RELEASE

PQ Group Holdings Advances Portfolio Strategy: Enters Agreement to Sell Performance Materials and Launches Strategic Alternatives Review Process for Performance Chemicals

MALVERN, PA, Oct. 15, 2020 – PQ Group Holdings Inc. (NYSE:PQG), a leading integrated and innovative global provider of specialty catalysts, materials and chemicals and services, announced today that it entered into a definitive agreement to sell its Performance Materials business for a purchase price of $650 million to an affiliate of The Jordan Company, L.P. (“TJC”), a U.S. middle-market private equity firm (www.thejordancompany.com) that was founded in 1982.

“The planned sale of Performance Materials at an attractive valuation marks a significant milestone on our ‘Simpler and Stronger’ strategic path, as we target a portfolio reflecting both higher top-line growth and higher margins,” said Belgacem Chariag, PQ’s Chairman, President and Chief Executive Officer.

“Our end goal for the Simpler and Stronger plan is to focus PQ on its high-growth, high-margin Catalysts and Refining Services businesses. This focused portfolio is well positioned to use its technology and service offerings to help customers drive sustainability by more efficiently producing the lightweight polymers and clean fuels that are expected be in high demand going forward. As a result, we are also launching a review of strategic alternatives for Performance Chemicals – a healthy business with customers and attributes that are distinct from our Catalysts and Refining Services segments.”

Chariag added, “Finally, given our strong cash generation and expected proceeds, we are expanding our capital allocation policy beyond reinvestment and debt reduction to now include special dividends.”

The company expects to use after tax cash proceeds from the sale of its Performance Materials business, along with a portion of existing cash balances, to reduce debt by approximately $460 million while also allocating up to $250 million, or $1.84 per share, to a planned special dividend to shareholders that is subject to board approval and declaration.

The sale of Performance Materials is anticipated to close by the end of 2020, subject to regulatory approvals and customary closing conditions.

Goldman Sachs & Co., LLC and Harris Williams LLC are serving as financial advisors and Ropes & Gray LLP is serving as legal counsel, to PQ. Kirkland & Ellis LLP is serving as legal counsel for TJC.

PQ management will host a conference call and audio-only webcast on Friday, October 16, 2020 at 8:30 a.m. ET to discuss the transaction. Investors may listen to the conference call live via telephone by dialing 1 (877) 883-0383 (domestic) or 1 (412) 902-6506 (international) and use the participant code 8073226. A live audio webcast of the conference call and presentation materials can be accessed at http://investor.pqcorp.com. A replay of the conference call/webcast will be made available at http://investor.pqcorp.com/events-presentations.

Investor Contact:

Nahla A. Azmy

(610) 651-4561

Nahla.Azmy@pqcorp.com

About PQ Group Holdings Inc.

PQ Group Holdings Inc. and subsidiaries is a leading integrated and innovative global provider of specialty catalysts, materials, chemicals and services. We support customers globally through our strategically located network of manufacturing facilities. We believe that our products, which are predominantly inorganic, and services contribute to improving the sustainability of the environment. We have four uniquely positioned specialty businesses: Refining Services provides sulfuric acid recycling to the North American refining industry; Catalysts serves the packaging and engineering plastics and the global refining, petrochemical and emissions control industries; Performance Materials produces transportation reflective safety markings for roads and airports; and Performance Chemicals supplies diverse product end uses, including personal and industrial cleaning products, fuel efficient tires, surface coatings, and food and beverage products.

We serve over 4,000 customers globally across many end uses and operate over 70 manufacturing facilities which are strategically located across six continents. For more information, see our website at https://www.pqcorp.com.

Note on Forward-Looking Statements

Some of the information contained in this press release constitutes “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Examples of forward-looking statements include, but are not limited to, statements regarding the sale of the Performance Materials business segment and the review of strategic alternatives for the Performance Chemicals business segment, including the intended use of proceeds therefrom. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to close on the sale of the Performance Materials business segment on our anticipated timeline, or at all, our ability to identify a strategic alternative for the Performance Chemicals business segment, regional, national or global political, economic, business, competitive, market and regulatory conditions, including the ongoing COVID-19 pandemic, tariffs and trade disputes, currency exchange rates and other factors, including those described in the sections titled “Risk Factors” and “Management Discussion & Analysis of Financial Condition and Results of Operations” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this release. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

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